Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-125201 on Form S-4 of our report dated March 17, 2005, relating to the consolidated financial statements of Boardwalk Pipelines, LLC, appearing in the Annual Report on Form 10-K of Boardwalk Pipelines, LLC for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 9, 2005